Exhibit 4.17

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

Cobar

Royalty Deed

Dated 16 June 2023

Cobar Management Pty. Limited (ACN 083 171 546) (Grantor)

Metals Acquisition Limited (Guarantor)

Glencore Operations Australia Pty Limited (ACN 128 115 140) (Grantee)

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

Royalty Deed
Contents

Details		1

General terms		2

1	Interpretation	2

1.1	Definitions	2
1.2	References to certain general terms	10
1.3	Next day	11
1.4	Next Business Day	11
1.5	Headings	11

2	Term	11

3	Registration	11

4	Royalty	11

4.1	Obligation to pay Royalty	11
4.2	Hedging	11
4.3	Payment of Royalty	12
4.4	Deduction from Royalty and other payments	12
4.5	Obligation not to avoid Royalty	12
4.6	Interest on late payment	13
4.7	Reports	13
4.8	Dispute regarding Royalty Statement or Report	13
4.9	Royalty to be free of set-off	14

5	Records, Inspection, audit and technical reports	14

5.1	Records	14
5.2	Inspection	14
5.3	Audit	14
5.4	Technical reports	15

6	Security	15

6.1	Security	15
6.2	Security subordination	16
6.3	Registration	17
6.4	Assistance	17
6.5	Appointment of attorney	17
6.6	Withdrawal and re-lodgement of caveat	18

7	Tenements and conduct of Operations	18

7.1	Grantor obligations	18
7.2	Conduct efficiently	18
7.3	Tailings	19
7.4	Processing and commingling	19
7.5	Samples	19

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8	Termination	20

9	Transfers of interests	20

9.1	Transfer by the Grantor	20
9.2	Consent not to be unreasonably withheld	21
9.3	Unlisted Change of Control of Grantor	21
9.4	Listed Change of Control of Grantor	22
9.5	Intention of the parties	23
9.6	Transfer by Grantee and right of last refusal	23
9.7	Grantee Change of Control	24

10	Guarantee and indemnity	25

10.1	Consideration	25
10.2	Guarantee	25
10.3	Indemnity	25
10.4	Extent of guarantee and indemnity	26
10.5	Obligation to pay interest	26
10.6	Payments	26
10.7	No merger	27
10.8	Rights of Grantee are protected	27
10.9	Guarantor’s rights are suspended	27
10.10	Reinstatement of rights	28
10.11	Liability of Guarantor	28

11	Confidentiality	28

11.1	Confidentiality obligation	28
11.2	Permitted Disclosure	29
11.3	Disclosure to other persons	31
11.4	Notice to other parties	31
11.5	Indemnities	31
11.6	Injunctive relief	31
11.7	Survival of confidentiality obligations	32
11.8	Return of Confidential Information	32

12	Public Statements	32

12.1	Announcements	32
12.2	Actions to be taken if required to make an announcement	32
12.3	Survival of this clause	33

13	Expert determination	33

13.1	General	33
13.2	Independent Expert	33
13.3	Appointment of Independent Expert	33
13.4	Scope of Independent Expert determination	34
13.5	Scope of the Dispute	36
13.6	Decisions	36
13.7	Enforcement	36
13.8	Determination	36

14	Audits	37

14.1	Application	37
14.2	Independent Auditor	37
14.3	Procedure	37
14.4	Access	38

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15	Dispute resolution	38

15.1	Injunctive or interim relief	38
15.2	Good faith	38
15.3	Notice of Dispute	39
15.4	Authorised Officer	39
15.5	Arbitration	39
15.6	Alternative dispute mechanisms	40
15.7	Continuation of rights and obligations	40
15.8	Costs	40

16	Notices	40

16.1	Form	40
16.2	Delivery	40
16.3	When effective	40
16.4	When taken to be received	40
16.5	Receipt - general	41

17	GST	41

17.1	Definitions and interpretation	41
17.2	GST exclusive	41
17.3	Calculation of payments	41
17.4	Payment of GST	41
17.5	Adjustment events	42
17.6	Reimbursements	42

18	General	42

18.1	Entire agreement	42
18.2	Discretion in exercising rights	42
18.3	Failure to exercise rights	42
18.4	No liability for loss	42
18.5	Approvals and consents	42
18.6	Remedies cumulative	42
18.7	Amendment of document	43
18.8	Enurement	43
18.9	Grantee Encumbrance	43
18.10	Severance	43
18.11	Rights and obligations are unaffected	43
18.12	Variation and waiver	43
18.13	No merger	43
18.14	Further steps	43
18.15	Indemnities and reimbursement obligations	43
18.16	Prompt performance	44
18.17	No undisclosed principals or undisclosed trusts	44
18.18	Costs	44
18.19	Stamp duty	44
18.20	Construction	44
18.21	Inconsistent law	44
18.22	Supervening legislation	44
18.23	No representations or warranties	45
18.24	Waiver	45
18.25	Counterparts	45

19	Governing law	45

19.1	Governing law	45

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19.2	Jurisdiction	45
19.3	Serving documents	45

Schedule 1	Tenements	46
Schedule 2	Grantor Deed of Covenant	47
Schedule 3	Grantee Deed of Covenant	51
Signing page		55

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Royalty Deed

Details

Parties	Grantor, Guarantor and Grantee

Grantor	Name	Cobar Management Pty. Limited

	ACN	083 171 546

	ABN	38 083 171 546

	Address	[***]

	Email	[***]

	Attention	Michael McMullen

Guarantor	Name	Metals Acquisition Limited

	Jersey registration number	144625

	Address	Century House, Ground Floor, Cricket Square, P.O. Box 2238, Grand Cayman KY1-1107, Cayman Islands

	Email	[***]

	Attention	Michael McMullen (CEO and Director)

Grantee	Name	Glencore Operations Australia Pty Limited

	ACN	128 115 140

	ABN	40 128 115 140

	Address	Level 44 Gateway, 1 Macquarie Place, Sydney NSW 2000

	Email	[***]

	Attention	[***]

Recitals

A     The Grantor has agreed, amongst other things, to execute this document and grant the Royalty to the Grantee on the terms and conditions of this document.

B     The Guarantor has agreed to guarantee the obligations of the Grantor on the terms and conditions of this document.

Governing law	New South Wales, Australia

Date of deed	See Signing page

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Royalty Deed

General terms

1	Interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears:

Accounting Standards means the accounting standards required to be complied with under the Corporations Act and any other relevant accounting standards approved by the Australian Accounting Board and generally accepted accounting principles applied in the Australian mining industry from time to time.

Allowable Deductions means, to the extent actually incurred by the Grantor or its Related Bodies Corporates in relation to the following costs in respect of the applicable Minerals, and without double-counting:

(a)	charges for and expenses related to transportation of such Minerals from the Tenements to the place such Minerals are smelted, refined, beneficiated or otherwise processed or, if such Minerals are in processed form, from the plant producing the concentrates or other saleable products, to the place where such Minerals are sold or delivered to the purchaser thereof, including all road, sea and rail freight, and incidental costs and expenses, including loading and unloading (if any), freight, insurance, security, storage or stockpiling, transportation, handling, port, delay, forwarding, shipping and demurrage costs incurred in respect thereof;

(b)	charges, expenses and costs imposed by a purchaser, smelter, refiner or other processor of such Minerals for processing, treatment or beneficiation (other than milling, concentrating or cathode production), including process charges, costs and penalties;

(c)	all offsite handling and incidental costs and expenses including processing, provisional settlement fees, agency fees or costs, analysing, umpire and representation costs, agency, assaying, sampling, weighing, loading, unloading, stockpiling, storage, penalties and other processor deductions;

(d)	administrative and other general overhead costs that are directly attributable and reasonably allocable to the costs set out in paragraphs (a) to (c) (inclusive) above; and

(e)	sales, marketing and brokerage costs, provided such costs are commercially reasonable,

provided that:

(f)	where such Minerals are sold or disposed of by the Grantor or a Related Body Corporate, to another Related Body Corporate; or

(g)	if smelting, refining and/or other treatment of such Minerals is carried out in facilities owned or controlled (in whole or in part) by the Grantor or any of its Related Bodies Corporate,

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then all applicable Allowable Deductions shall be those amounts which would have been paid or incurred by the Grantor or its Related Bodies Corporate on Arm’s Length Terms. For greater certainty, in no event may the Grantor, in calculating Allowable Deductions, deduct any processing, smelting or refining charges for any minerals that are not copper (Cu) (including the silver (Ag) refining charge in clause 8.2.4 (“Silver Refining Charge”) of the Offtake Agreement, the cost of mining, milling, concentrating, cathode production, leaching or any other processing costs incurred by the Grantor or its Related Bodies Corporate.

Annual Report means a life-of-mine production forecast in respect of the Operations.

Arm’s Length Terms means prices and terms which would be paid and agreed to by a third party in an arm’s length transaction under similar circumstances. For the avoidance of doubt, the sale of any Product pursuant to the Offtake Agreement, in its current form as at the date of this document and as may be amended at any time at which the offtaker thereunder is a Related Body Corporate of the Grantee, is acknowledged and agreed by the parties to be on Arm’s Length Terms.

Audit Notice has the meaning given in clause 14.3(a).

Authorised Officer means a director or a secretary of a party or any other person appointed by a party in writing to act as an authorised officer for the purposes of this document.

Benchmark Interest Rate means the daily SOFR rate as adjusted for the spread relating to U.S. dollar LIBOR in accordance with the relevant fixed ISDA spread adjustment published on Bloomberg Index Services Limited (or a successor provider as approved and/or appointed by ISDA from time to time).

Business Day means a day other than a Saturday, Sunday or public holiday in Sydney, Australia.

Change of Control in respect of a person (“first person”) means:

(a)	if another person, who Controls that first person at the Effective Date or at such later date that a change of Control occurs in accordance with clause 9.3 or 9.4, ceases to Control the first person; and/or

(b)	if another person who did not Control that first person at the relevant date, obtains Control in respect of that first person.

Claim means any allegation, debt, cause of action, liability, claim, proceeding, suit or demand of any nature howsoever arising and whether present or future, fixed or unascertained, actual or contingent whether at law, in equity, under statute or otherwise.

Completion has the meaning given in the Sale Agreement.

Confidential Information has the meaning given in clause 11.1.

Control has the meaning given in section 50AA of the Corporations Act.

Control Interest has the meaning given in clause 9.7(a)(ii).

Control Notice has the meaning given in clause 9.7(a).

Control Offer Period has the meaning given in clause 9.7(b).

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Corporations Act means the Corporations Act 2001 (Cth).

Default Rate means the Benchmark Interest Rate plus 5% per annum.

Department means the New South Wales Department of Planning & Environment, or equivalent body governing energy and resources from time to time.

Details means the section of this document headed “Details”.

Disclose includes discussion (or any other communication) or disclosure, by whatever means.

Dispute includes any dispute, controversy, difference or Claim arising out of or in connection with this document or the subject matter of this document, including any question concerning its formation, validity, interpretation, performance, breach and termination.

Duty means any stamp, transaction or registration duty or similar charge which is imposed by any Government Agency, together with any fine, penalty, interest, charge or other amount imposed in connection with them.

Effective Date means the date on which Completion occurs under the Sale Agreement.

Encumbrance means any mortgage, lien, charge, pledge, assignment by way of security, Security Interest, title retention, preferential right or trust arrangement, Claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect and Encumber has a corresponding meaning.

Exploration Tenements means the Tenements listed in Part B of Schedule 1.

Government Agency means any government, governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity and includes any other person authorised by law to give consents or impose requirements in connection with Tax. It also includes a self-regulatory organisation established under statute or by a stock exchange.

Grantee Change of Control means a Change of Control of the Grantee where Glencore plc ceases to be the Ultimate Holding Company of the Grantee.

Grantee Deed of Covenant means a document substantially in the form of the document set out in Schedule 3.

Grantee Group means the Grantee and its Related Bodies Corporate, and Grantee Group Member means any one of them.

Grantee’s Control Offer has the meaning given in clause 9.7(b).

Grantee’s Offer has the meaning given in clause 9.6(c).

Grantor Deed of Covenant means a document substantially in the form of the document set out in Schedule 2.

Grantor Group means the Grantor and its Related Bodies Corporate, and Grantor Group Member means any one of them.

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Gross Revenue Received in respect of an expired Quarter means the aggregate of the total amounts actually received by the Grantor or its Related Bodies Corporate from the sale or other disposition of Product to a person other than the Grantor and its Related Bodies Corporate (“Sales”) during the expired Quarter, less any refunds, claims or discount and without double-counting, provided that where:

(a)	Sales are not effected on Arm’s Length Terms; or

(b)	the Grantor or its Related Bodies Corporate consume any Products in connection with their respective operations,

the Grantor and its Related Bodies Corporate shall be deemed to have received such amounts that would have been received by the Grantor or its Related Bodies Corporate for a sale of the relevant Products on Arm’s Length Terms.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST Amount has the meaning given in clause 17.4.

Guarantee means the guarantee and indemnity in clause 10.

Independent Auditor means an independent auditor appointed and acting in accordance with clause 14.

Independent Auditor’s Report has the meaning given in clause 14.3(d)(iv).

Independent Expert means an independent expert appointed and acting in accordance with clause 13.

Independent Expert Notice has the meaning given in clause 13.1(a)(iv).

Insolvency Law means any law relating to liquidation, administration, insolvency or the protection of creditors.

Inspection has the meaning given in clause 5.2(a)(i).

MAC means Metals Acquisition Corp (Cayman Islands registration number 144625).

Minerals means any and all marketable and metal-bearing copper (Cu) material in whatever form or state that is mined, produced, extracted or otherwise recovered from the Royalty Area, to the extent of the Royalty Interest in respect of each Tenement, including any such material contained in tailings, reprocessed materials, waste rock, dumps or mined stockpiles derived from the Royalty Area and including ore and other products resulting from the milling, processing or other beneficiation of such materials.

Mining Act means the Mining Act 1992 (NSW) as amended from time to time, including all regulations, by-laws, and other subordinate legislation and guidelines made in connection with the Mining Act.

Net Smelter Return means Gross Revenue Received for the relevant Quarter minus Allowable Deductions for that Quarter.

New Title has the meaning given in clause 6.3(c).

Notices has the meaning given in clause 16.1.

Notification has the meaning given in clause 15.3.

Offer Period has the meaning given in clause 9.6(c).

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Offtake Agreement means the offtake agreement between the Grantor and Glencore International AG dated on or around the date of this document.

Operations means the operations being carried out by or on behalf of the Grantor during the relevant Quarter in the Royalty Area.

Other Minerals means any and all marketable and metal-bearing material in whatever form or state (including ore):

(a)	other than Minerals; or

(b)	that is mined, produced, extracted or otherwise recovered from any location that is not within the Royalty Area.

Osisko means Osisko Bermuda Limited or any Related Body Corporate of it.

PPS Act means the Personal Property Securities Act 2009 (Cth).

Penalty means a charge made by a refinery, in addition to normal refining costs, for removing from the Product, minerals or other substances where the costs of the removal exceed the value of those minerals or other substances.

Prescribed Technical Report has the meaning given in clause 5.4(c).

Product means the Minerals, in whatever form (including concentrates and copper cathode), which are capable of being sold or otherwise disposed of.

Project Information has the meaning given in clause 5.4(a).

Public Filings has the meaning given in clause 11.2(m).

Quarter means each of the periods, during the Royalty Period, from 1 January to 31 March, 1 April to 30 June, 1 July to 30 September and 1 October to 31 December, except that:

(a)	the first Quarter commences on the Effective Date, and ends on the first to occur of 31 March, 30 June, 30 September or 31 December; and

(b)	the final Quarter ends on the date of termination of this document, having commenced on the immediately prior date of 1 January, 1 April, 1 July or 1 October (or the Effective Date, if the first Quarter is also the final Quarter).

Quarterly Report means a report on the Operations for each Quarter, including a production forecast for the following 12 months, which may also (but need not) contain information provided to the Grantee in the Royalty Statement in respect of the relevant Quarter.

Records means the books, accounts, and records maintained by or on behalf of the Grantor and its Related Bodies Corporate and their respective Representatives, showing reasonable detail in relation to:

(a)	the quantity of Product produced during the Royalty Period;

(b)	the quantity of Product sold during the Royalty Period, and the amounts received by the Grantor or its Related Bodies Corporate from those sales;

(c)	the calculation of each component of the Royalty in respect of each Quarter;

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(d)	the payment of the Royalty in respect of each Quarter; and

(e)	where there is any commingling of Products in the Royalty Period with materials from areas extracted outside the Royalty Area, the measures, moistures and assays of the minerals and substances in the Products extracted and recovered from the Royalty Area prior to the commingling, including those substances which attract a Penalty.

Related Body Corporate has the meaning given in the Corporations Act.

Replacement Security means a replacement Security on substantially the same terms as the Security to which the Grantor is party at the relevant time.

Replacement Tenement means any tenement that replaces a Tenement in whole or part.

Report means an Annual Report or a Quarterly Report, as applicable.

Representative of a person includes an employee, agent, officer, director, auditor, advisor, partner, consultant, joint venturer, contractor or sub-contractor of that person or of a Related Body Corporate of that person.

Royalty means the royalty payable by the Grantor to, or at the written direction of, the Grantee pursuant to clause 4.1.

Royalty Amount has the meaning given in clause 4.1.

Royalty Area means the area within the boundaries of the Tenements as at the Effective Date.

Royalty Interest means, in respect of each Tenement, the percentage interest listed alongside the name of that Tenement in Schedule 1.

Royalty Period means the period commencing on and from the Effective Date and continuing indefinitely for the life of the Tenements (including throughout any period that any Product can lawfully be extracted and recovered from the Tenements).

Royalty Statement means for each Quarter in the Royalty Period, a statement prepared in accordance with the Accounting Standards setting out in reasonable detail:

(a)	the quantities and grades of Products recorded and sold during that Quarter;

(b)	the individual elements which make up the calculation of the Royalty Amount;

(c)	the Royalty payable for that Quarter; and

(d)	any other material information which is relevant in explaining the calculation of the Royalty Amount or why a Royalty is not payable.

Sale Agreement means the document entitled “CMPL Share Sale Agreement” entered into between Glencore Operations Australia Pty Limited (ACN 128 115 140), Metals Acquisition Corp. (Australia) Pty Ltd (ACN 657 799 758) and MAC and the Guarantor regarding the acquisition of the Grantor (as amended from time to time).

Sanctioned Country means any country or territory that is the subject of comprehensive (that is, country-wide or territory-wide) Sanctions (including, as at the date of this document, Crimea, Cuba, Iran, Libya, North Korea, Russia and Syria).

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Sanctioned Person means any individual or entity that is the subject of any Sanctions, or based, organised or resident in any Sanctioned Country.

Sanctions means any economic or financial sanctions or trade embargoes administered or enforced by the Australian Government Department of Foreign Affairs and Trade, the Canadian Government, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Departments of State or Commerce, the United Nations Security Council, the European Union, Switzerland or any other applicable sanctions authority.

Security means the document entitled “Cobar – Mining tenement mortgage” between the Grantor and the Grantee dated on or about the date of this document, and/or any registered mortgage over the interest of the Grantor in the Tenements which replaces, amends or supplements it from time to time (including a Replacement Security).

Security Interest means:

(a)	an interest in or a right:

(i)	reserved over property (including any retention of title to property or any right to set-off or withhold payment of any deposit or other money);

(ii)	created or otherwise arising over property under a mortgage, charge, lien, pledge, trust or right;

(iii)	by way of security for the payment of a debt or other monetary obligation or the performance of or compliance with any other obligation; or

(iv)	which gives a person priority over unsecured creditors in relation to any property;

(b)	any instrument or transaction which reserves, constitutes or evidences the interests and rights referred to in paragraph (a); and

(c)	any other interest which is not included in paragraphs (a) or (b) and which constitutes or is defined as a security interest under the PPS Act.

Senior Lender has the meaning given in clause 6.2(a).

Senior Lender Priority Period has the meaning given in clause 6.2(b).

Senior Lender Security has the meaning given in clause 6.2(a).

Sprott means Sprott Private Resource Lending II (Collector), LP or any Related Body Corporate of it.

SOFR means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person that takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person that takes over the publication of that rate).

Statutory Tenement Expenditure means the minimum expenditure which the holder of each Tenement is required by the Mining Act or the terms of that Tenement to incur in respect of that Tenement in any given Tenement year.

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Tailings includes tailings, residues, waste rock, spoiled leach materials and other materials resulting from mining operations and activities conducted on the Royalty Area, whether such operations and activities took place before or after the Effective Date.

Tax means any tax (including GST), levy, charge, impost, duty, fee, deduction or withholding paid or payable to, or assessed as being payable by, any Government Agency, together with any interest, fine and penalty imposed by any Government Agency on or in respect of any of the above.

Tax Deduction has the meaning given in clause 4.4(b).

Tenements means:

(a)	the mining and exploration tenements (being the leases, licences, claims, permits, and other authorities) and mining and exploration tenement applications listed in Schedule 1 (whether registered or applied for) in each case as may be renewed, extended, substituted, replaced (including where an exploration licence is replaced by a mining or other tenement with production rights) or consolidated; and

(b)	any other mining tenement, lease, licence, claim, permit or authority applied for or granted wholly or partly in respect of the whole or any part of the area which is the subject, as at the Effective Date, of any of the mining or exploration tenements listed in Schedule 1 that is at any time held, or an interest in which is at any time held, by the Grantor or any of its Related Bodies Corporate.

Term has the meaning given in clause 2.

Third Party Buyer has the meaning given in clause 9.6(b)(i).

Third Party Controller has the meaning given in clause 9.7(a)(i).

Trading Activities means streaming, forward sales, futures trading or commodity options trading and other price hedging, price protection, and speculative arrangements (but excluding any offtake, smelting or refining arrangement) which involves the possible physical delivery of Products.

Transfer means sell, assign, novate, transfer, dispose of, Encumber, create a security over (by way of mortgage, charge, lien or any other form of security or security interest) or otherwise deal with.

Transfer Notice has the meaning given in clause 9.6(b).

Transferee means an assignee, novatee or other transferee.

Transferring Interest has the meaning given in clause 9.6(a).

Ultimate Holding Company has the meaning given in the Corporations Act.

1.2	References to certain general terms

Unless the contrary intention appears, a reference in this document to:

(a)	(variations or replacement) a document (including this document) includes any variation or replacement of it;

(b)	(clauses, annexures and schedules) a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this document;

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(c)	(reference to statutes) a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d)	(law) law means common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(e)	(singular includes plural) the singular includes the plural and vice versa;

(f)	(person) the word “person” includes an individual, a firm, a body corporate, a partnership, a joint venture, an unincorporated body or association, or any Government Agency;

(g)	(executors, administrators, successors) a particular person or entity includes a reference to the person’s executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns, including any person taking by way of novation;

(h)	(two or more persons) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(i)	(jointly and individually) an agreement, representation or warranty by two or more persons binds them jointly and each of them individually;

(j)	(reference to a group of persons) a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(k)	(dollars) US dollars, dollars, USD, US$ or $ is a reference to the lawful currency of the United States of America;

(l)	(calculation of time) a period of time dating from a given day or the day of an act or event, is to be calculated exclusive of that day;

(m)	(reference to a day) a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(n)	(accounting terms) an accounting term is a reference to that term as it is used in accounting standards under the Corporations Act, or, if not inconsistent with those standards, in accounting principles and practices generally accepted in Australia;

(o)	(meaning not limited) the words “including”, “for example” or “such as” when introducing an example, does not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(p)	(time of day) time is a reference to Sydney time;

(q)	(gender) a reference to one gender is a reference to all genders; and

(r)	(reference to any thing) any thing (including any amount) is a reference to the whole and each part of it.

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1.3	Next day

If an act under this document to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day.

1.4	Next Business Day

If an event under this document must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day.

1.5	Headings

Headings (including those in brackets at the beginning of paragraphs), and labels used for definitions, are for convenience only and do not affect the interpretation of this document.

2	Term

This document will continue and endure for the benefit of the Grantee unless terminated in accordance with its terms (“Term”).

3	Registration

(a)	The Grantor acknowledges and agrees that the Grantee’s rights and interests under this document, including the right to receive a Royalty, is an equitable interest in each Tenement including as described in section 161 of the Mining Act. The parties intend, subject to the subordination arrangements set out in clause 6.2, that this document, and the Grantee’s equitable interest arising hereunder in the Tenements, be registered pursuant to the Mining Act against each Tenement as soon as practicable. The Grantor irrevocably consents to such registration.

(b)	Registration of this document against each Replacement Tenement must be effected by, and at the expense of, the Grantor.

4	Royalty

4.1	Obligation to pay Royalty

For each Quarter during the Royalty Period, irrespective of the economic performance of the Operations, the Grantor must pay to, or at the written direction of, the Grantee, a royalty equal to 1.5% of Net Smelter Returns for that Quarter (“Royalty Amount”).

4.2	Hedging

The Grantee will not be entitled or required to participate in, any gain or loss of the Grantor or its Related Bodies Corporate in Trading Activities or in the actual marketing or sales of Products delivered pursuant to Trading Activities. In determining the Royalty payable on any Products delivered pursuant to Trading Activities, the Grantor will not be entitled to deduct from Gross Revenue Received any losses suffered by the Grantor or its Related Bodies Corporate in Trading Activities. If the Grantor engages in Trading Activities, then the Royalty will be determined on the basis of the price or proceeds that would have been received for such Products on Arm’s Length Terms as of the date of sale or other disposition without regard to the price or proceeds actually received by the Grantor or its Related Bodies Corporate for, or in connection with, such sale or other disposition or the manner in which such sale or other disposition was made by the Grantor or its Related Bodies Corporate. The parties agree that the Grantee is not a participant in the Trading Activities of the Grantor or its Related Bodies Corporate, and therefore the Royalty will not be diminished or improved by losses or gains of the Grantor or its Related Bodies Corporate in any such Trading Activities.

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4.3	Payment of Royalty

Within 35 days after the end of each Quarter during the Royalty Period, the Grantor must calculate the Royalty Amount payable for that Quarter and:

(a)	give to the Grantee a Royalty Statement for that Quarter;

(b)	give to the Grantee a recipient created tax invoice in respect of the Royalty Amount; and

(c)	pay to, or at the written direction of, the Grantee, the Royalty due to it for that Quarter, in immediately available funds by direct deposit to the bank account nominated by the Grantee, which the Grantee may, by notice in writing to the Grantor, change from time to time.

Unless the parties otherwise agree in writing, all Royalty payments shall be made in US dollars.

4.4	Deduction from Royalty and other payments

(a)	Each party must make all payments due by it under this document free and clear without any withholding or deduction in respect of Taxes unless such withholding or deduction is required by law.

(b)	If the Grantor is required by law to withhold or deduct any such Tax from a payment of the Royalty (“Tax Deduction”), the Grantor must:

(i)	promptly, upon becoming aware that it is required to make the Tax Deduction, or if there is any change in the rate or the basis of the Tax Deduction, notify the Grantee of the amount, date and proposed recipient of the required Tax Deduction;

(ii)	pay to the Grantee those additional amounts as may be necessary so that the net payment after that withholding or deduction (including any further withholding or deduction on such additional amounts) is not less than the payment would have been had there been no Tax Deduction;

(iii)	pay to the relevant taxation authority, before the time required by law to make such payment, the Tax Deduction; and

(iv)	within 7 days of making the payment referred in to in clause 4.4(b)(iii), deliver to the Grantee evidence satisfactory to the Grantee, acting reasonably, that the Tax Deduction has been made and paid to the relevant taxation authority as required.

4.5	Obligation not to avoid Royalty

The Grantor acknowledges and agrees that it will not sell any unprocessed Minerals (including ore that has been milled but not further processed), without the prior written consent of the Grantee, not to be unreasonably withheld.

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4.6	Interest on late payment

(a)	Where any amount payable under this document is not paid on or before the due date, it will bear interest from the due date for payment until the amount is paid in full at the Default Rate and such interest accrues daily.

(b)	If the Grantor does not pay any Royalty due to the Grantee by the date on which it is payable then, without prejudice to any other rights of the Grantee including any rights under the Security, the Grantor agrees to pay the Grantee immediately on demand:

(i)	interest at the Default Rate on the unpaid Royalty calculated daily from the due date for payment until the payment has been made in full; and

(ii)	all costs and expenses (including legal costs and disbursements on a full indemnity basis) incurred by the Grantee attributable to the Grantor’s failure to pay that Royalty by the date for payment.

4.7	Reports

The Grantor must provide to the Grantee:

(a)	within 35 days after the end of a Quarter, a Quarterly Report in respect of that Quarter;

(b)	by 30 November each year during the Royalty Period, an Annual Report; and

(c)	promptly after its lodgement, a copy of any royalty return or equivalent report required by the Mining Act lodged with the Department.

4.8	Dispute regarding Royalty Statement or Report

(a)	If the Grantee does not agree with a Royalty Statement or a Report, it may, within the 6 month period after the date it receives the Royalty Statement or Report, give notice in writing to the Grantor that it disputes the Royalty Statement or Report, in which case the procedures in this clause 4.8 apply. For the avoidance of doubt, any dispute initiated in accordance with this clause does not relieve the Grantor of its obligations to pay to the Grantee the amount stated on a Royalty Statement or Report by the due date for payment of the applicable Royalty.

(b)	If any Dispute arises regarding the Royalty Statement or Report, the parties must meet to consider the accuracy of the Royalty Statement or Report as soon as practicable after delivery of the Grantee’s notice under clause 4.8(a).

(c)	If the parties are unable to resolve the Dispute within 14 days after delivery of the Grantee’s notice under clause 4.8(a), the Grantee may by notice in writing to the Grantor request the appointment of an Independent Expert to determine the Dispute in accordance with clause 13 (that is, to determine the accuracy of the Royalty Statement or Report and to calculate the amount of Royalty payable).

(d)	If the Grantee does not raise a Dispute in respect of a Royalty Statement or Report by the date which is 6 months after the date that the Grantee received the Royalty Statement or Report, the Royalty Statement or Report will, in the absence of fraud or manifest error, be binding on the parties, subject to the Grantee’s rights in connection with an audit pursuant to clause 5.3.

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4.9	Royalty to be free of set-off

A Royalty is to be paid without demand, reduction, deduction (other than a Tax Deduction in accordance with clause 4.4(b)), or set-off for any reason or on any account whatsoever.

5	Records, Inspection, audit and technical reports

5.1	Records

The Grantor must:

(a)	keep, or cause to be kept, true and accurate Records in accordance with the Accounting Standards and generally accepted Australian mining industry practice, in sufficient detail to enable an independent audit to be carried out which is capable of establishing the accuracy of the calculations required to be carried out under clause 4; and

(b)	keep such Records for a period of not less than 7 years from when they are created.

5.2	Inspection

(a)	The Grantor must, upon the giving of reasonable written notice by the Grantee:

(i)	permit the Grantee, its Related Bodies Corporate, and their respective Representatives and agents to access and inspect:

(A)	not more than once every calendar year of the Term (except where also required for the purposes of preparation of a Prescribed Technical Report in accordance with cause 5.4), the Operations and the Tenements, within business hours; and

(B)	the Records,

(in each case, “Inspection”); and

(ii)	provide all reasonable assistance required by the persons identified in clause 5.2(a)(i), to carry out such Inspection, including permitting such persons to take copies of any Records.

(b)	Each party must bear its own costs and expenses associated with any Inspection. This clause 5.2 survives after the end of the Term or termination of this document.

5.3	Audit

The Grantee may request not more than once every calendar year of the Term an audit by the Independent Auditor in accordance with clause 14, of:

(a)	the Records;

(b)	the Operations;

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(c)	the mining and metallurgical accounting conducted by the Grantor in calculating the Product produced from the Royalty Area; and

(d)	any other matter or thing in relation to the production or sale of Product or the calculation of the Royalty.

5.4	Technical reports

If so requested by the Grantee and at the Grantee’s cost, the Grantor shall use its commercially reasonable efforts to assist the Grantee and its Related Bodies Corporate:

(a)	in obtaining copies of any technical reports prepared on all or part of the Tenements, and other technical information (including reserve and resource data), records or information (including access to drill core) pertaining to the Operations in the possession or control of the Grantor (“Project Information”) (to be held by the Grantee subject to clause 11) and related qualified person consents and qualified person certificates; and

(b)	otherwise in conducting their own diligence of the Operations,

in each case:

(c)	if the Grantee or any Related Body Corporate of it prepares and files (or proposes to prepare and file) a technical report on all or part of the Tenements in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Administrators or the 2012 edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves or another reputable mineral disclosure regime (“Prescribed Technical Report”), and such Project Information is reasonably necessary to permit the Grantee or any of its Related Bodies Corporate to prepare such Prescribed Technical Report; or

(d)	to facilitate the reliance by the Grantee or any Related Body Corporate of the Grantee on any exemption available from the requirement to file such Prescribed Technical Report,

provided that, subject always to the Grantee complying with applicable securities legislation, prior to the filing by the Grantee or any of its Related Bodies Corporate of any Prescribed Technical Report, the Grantee shall give the Grantor a reasonable opportunity to review and comment on such Prescribed Technical Report and shall provide to the Grantor a final copy or an advance draft copy of any such Prescribed Technical Report at least 10 Business Days before it is made publicly available.

6	Security

6.1	Security

(a)	The Grantor agrees to enter into the Security with the Grantee on and from the Effective Date to secure the performance of its obligations to the Grantee under this document (including any obligation to pay a Royalty Amount).

(b)	The Grantor acknowledges and agrees that the Grantee’s rights and interests under the Security, including the mortgage and assignment of the Tenements to the Grantee as security, is an equitable interest in each Tenement including as described in section 161 of the Mining Act. The parties intend that the Security, and the Grantee’s equitable interest arising thereunder in the Tenements, be registered pursuant to the Mining Act against each Tenement as soon as practicable. The Grantor irrevocably consents to such registration.

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(c)	Registration of the Security against each Tenement and each Replacement Tenement will be effected by, and at the expense of, the Grantor.

(d)	Subject to clause 6.2, the Grantor shall ensure that the Security at all times constitutes a first ranking Encumbrance on the Tenements and the other collateral Encumbered thereby.

6.2	Security subordination

(a)	The parties acknowledge that the Grantor Group has sought senior financing for the sole purpose of acquiring the Grantor as agreed under the Sale Agreement, and that the Grantor may seek senior debt financing for the sole purposes of development, expansion or operations with respect to the Tenements (but not other forms of senior funding), from a reputable lending institution or institutions (“Senior Lender”), which has necessitated, or may necessitate, the granting of an Encumbrance on standard commercial terms over the Grantor’s assets, including each Tenement (“Senior Lender Security”).

(b)	In the circumstances set out in clause 6.2(a), the Grantor and the Grantee agree to enter into a subordination or priority deed, with the Senior Lender and any other parties providing finance to any Grantor Group Member and taking security from the Grantor, on terms acceptable to the Grantee (acting in good faith and reasonably) to subordinate its rights and entitlements under the Security for the period such Senior Lender financing is in place (“Senior Lender Priority Period”), so as to:

(i)	give the Senior Lender’s (but no other party’s) rights and entitlements under the Senior Lender Security priority over the Tenements; and

(ii)	provide that the Grantee’s rights and entitlements under the Security rank pari passu with the rights and entitlements of Osisko and Sprott (and no other person).

(c)	The Grantor must repay the Senior Lender facilities as soon as reasonably possible and upon repayment in full, request the termination and return of the relevant project finance documents, including release of the Senior Lender Security at which point the Grantee’s subordination to the Senior Lender Security ceases. For the avoidance of doubt, in the event the Senior Lender Security ceases, the Grantee’s rights and entitlements under the Security will continue to rank pari passu with the rights and entitlements of Osisko and Sprott.

(d)	For the avoidance of doubt, nothing in this clause 6.2 (or any intercreditor or priority deed entered into in accordance with this clause 6.2) shall restrict the Grantee from receiving or demanding any payments due to it under this document (including the Royalty Amount) during the Senior Lender Priority Period.

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6.3	Registration

(a)	The Grantor at its cost will, as soon as practicable after the Effective Date, execute all documents and do all acts and things necessary or desirable (including evidencing the consent given in clause 6.3(b) below in writing on any document reasonably requested by the Grantee) to register (or procure the registration of) a caveat, on behalf of the Grantee, against each Tenement pursuant to section 124 of the Mining Act 1992 (NSW), and will use best efforts, execute all documents and do all acts and things necessary or desirable, to re-register (or procure the re-registration of) each such caveat from time to time to ensure that a caveat is lodged against each Tenement at all times during the Term.

(b)	The Grantor consents, for the duration of the Term, to the registration and re-registration or continuance from time to time of each caveat as contemplated by clause 6.3(a) above and the Grantor must not (and must not take any steps to):

(i)	prevent, or cause to be prevented, the registration or re-registration of any such caveat;

(ii)	remove or cancel, or cause to be removed or cancelled, any such caveat; or

(iii)	make any application, commence any proceedings (including by way of summons) or otherwise apply for any order for, or which might cause or lead to, the removal or cancellation of any such caveat,

unless it has obtained the Grantee’s prior written consent.

(c)	If any new mining tenement or other lease, licence, claim, permit or other authority is granted from time to time in substitution for, extension of or upon the variation or renewal of any Tenement (which the parties acknowledge becomes a “Tenement” for the purposes of this document) (“New Title”), the Grantor must at its cost:

(i)	give prompt written notice of the New Title to the Grantee;

(ii)	use best efforts, execute all documents and do all acts and things necessary or desirable to register (or procure the registration of) this document on the document of title of such New Title and to register (or procure the registration of) caveats, on behalf of the Grantee, against each New Title in accordance with the Mining Act; and

(iii)	agree to enter into a new Security in respect of the New Title (on substantially the same terms and conditions as the existing Security), or amend the existing Security such that the New Title is subject to that Security.

6.4	Assistance

The Grantee will give to the Grantor all assistance that the Grantor may reasonably require in carrying out its obligations under this clause 6.

6.5	Appointment of attorney

(a)	Should the Grantor fail to execute the documents as reasonably requested pursuant to clause 6.3, the Grantor irrevocably appoints the Grantee, each director and secretary of the Grantee, and their respective nominees jointly and each of them severally as attorney for the Grantor to execute all such documents as may be reasonably necessary to effect the obligations of the Grantor under this clause 6.

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(b)	The Grantee must, within five days, provide the Grantor with copies of any documents executed, under the appointment in this clause 6.5.

6.6	Withdrawal and re-lodgement of caveat

(a)	The Grantee must withdraw its caveat contemporaneously with a Transfer of the Grantor’s rights, title or interest in, and obligations with respect to, the Tenements, if the Transfer complies with clause 9.1 and the Transferee has executed a Grantor Deed of Covenant and a Replacement Security.

(b)	The Grantor agrees, and prior to agreeing to any Transfer referred to in clause 6.6(a) must procure that any Transferee agrees, that the Grantee may re-lodge its caveat or lodge another caveat, at the cost of the Grantor, immediately after a Transfer referred to in clause 6.6(a) is registered.

7	Tenements and conduct of Operations

7.1	Grantor obligations

The Grantor agrees to, without limiting the obligations of the Grantor under this document:

(a)	comply promptly and diligently with all provisions of the Mining Act insofar as they apply to the Tenements and all statutory requirements which apply to the Operations;

(b)	do all things necessary (including paying all amounts required, and renewing and extending each Tenement when it becomes due for renewal or extension) to keep the Tenements in good standing and free from any liability to forfeiture or non-renewal including ensuring all Statutory Tenement Expenditure conditions are met or exemptions properly obtained; and

(c)	not do or permit to be done any act, matter or thing which may prejudice the Royalty Area or cause the Tenements or any part of them to be forfeited or relinquished, except:

(i)	to the extent required by law or a Government Agency;

(ii)	if the forfeiture or relinquishment is of an Exploration Tenement (or any part of it) where the Exploration Tenement is replaced by a mining or other tenement with production rights, or where the Grantee has confirmed (acting reasonably) that it is not commercially feasible to seek production rights in respect of that Exploration Tenement (or any part of it); or

(iii)	with the prior written consent of the Grantee.

7.2	Conduct efficiently

The Grantor must at all times during the Term:

(a)	cause the Operations to be operated and maintained in a proper and efficient manner, in accordance with the law, the terms and conditions of the Tenements and accepted international mining, processing, engineering and environmental practices prevailing in the mining industry;

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(b)	ensure that all cut-off grade, short-term mine planning, long-term mine planning and production decisions concerning the Tenements are made as though the Grantor has the full economic interest in the Products produced from the Tenements (without regard to its obligation to pay the Royalty); and

(c)	ensure that all offtake arrangements with respect to Products (and all other materials derived from the Royalty Area) are entered into and administrated on Arm’s Length Terms.

7.3	Tailings

If any Tailings are processed or reprocessed at any time during the Term and result in Products, then those Products are subject to payment of the Royalty.

7.4	Processing and commingling

The Grantor may commingle Other Minerals with Minerals (including Product), provided that:

(a)	no Minerals are displaced (or the processing thereof delayed) by the commingling or processing of Other Minerals;

(b)	the Grantor acts in accordance with customary international mining and metallurgical practice applied reasonably when commingling Minerals with Other Minerals;

(c)	before commingling any Minerals with Other Minerals, the Grantor must take, measure and retain representative samples of such Minerals (including Product, if any) for moisture, metal, commercial minerals, penalty substances and other appropriate content so as to be able to determine their metal or mineral content, using the same procedures for each separate source of Minerals or Other Minerals;

(d)	the Grantor must establish and record the methods and practices adopted by it necessary to weigh, sample, assay and perform other measuring or testing necessary to fairly calculate the quantity of Product subject to this document that is produced from Minerals commingled with Other Minerals pursuant to this clause 7.4; and

(e)	the Grantor must retain:

(i)	representative samples taken from Minerals commingled with Other Minerals for a period of not less than 30 days after receipt by the Grantee of the Royalty Statement in respect of the Quarter during which the Product was produced from Minerals commingled with Other Minerals, with the Grantee being entitled to inspect such samples upon providing not less than 2 Business Days’ notice to the Grantor, provided that such right of inspection may be exercised no more than once in respect of a Quarter; and

(ii)	records created pursuant to clause 7.4(d) with respect to a particular Quarter during which Product was produced from Minerals commingled with Other Minerals for a period of not less than 18 months after expiration of that Quarter.

7.5	Samples

The Grantor may, without being liable to pay a Royalty under this document, mine, remove and supply small amounts of Minerals reasonably necessary for sampling, assaying, metallurgical testing and evaluation of the mineral potential of any Tenement.

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8	Termination

This document may be terminated by the written agreement of all parties to this document.

9	Transfers of interests

9.1	Transfer by the Grantor

(a)	Subject to clause 9.1(b), the Grantor may not Transfer, or attempt or purport to Transfer:

(i)	all or any part of its rights or obligations under this document (including its obligations under the Security); or

(ii)	all or any part of its rights, title or interest in, or obligations with respect to, the Tenements or the Operations,

unless:

(iii)	it obtains the prior written consent of the Grantee, which is not to be unreasonably withheld in accordance with clause 9.2;

(iv)	as at the date of the proposed Transfer, the Grantor has paid all amounts that are due and payable under this document, including Royalty payments;

(v)	upon completion of the Transfer:

(A)	all of the rights and obligations of the Grantor under this document (including its obligations under the Security); and

(B)	all of the Tenements and the Operations,

will be held by a single person or by two or more persons that are all Related Bodies Corporate of each other; and

(vi)	the Grantor, the proposed Transferee (including any Transferee that is a Related Body Corporate of the Grantor) and the Ultimate Holding Company of the proposed Transferee first enter into a Grantor Deed of Covenant, a Replacement Security and such other documents as the Grantee may reasonably require, pursuant to which the proposed Transferee agrees to assume, be bound by and perform, and the Ultimate Holding Company of the proposed Transferee guarantees, all of the obligations of the Grantor under this document (including its obligations under the Security) to the extent of the interest being transferred to the proposed Transferee.

(b)	If the proposed Transfer under clause 9.1(a) is to a Related Body Corporate of the Grantor, the written consent of the Grantee is not required, but the Grantor must comply with clauses 9.1(a)(iv), 9.1(a)(v) and 9.1(a)(vi) (except that the reference to the Ultimate Holding Company of the proposed Transferee, will be a reference to the existing Guarantor).

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9.2	Consent not to be unreasonably withheld

The Grantee must provide its consent pursuant to clause 9.1(a)(iii), where the Grantor can demonstrate that:

(a)	the proposed Transferee has sufficient technical and financial capability to carry out the Operations, to the satisfaction of the Grantee acting reasonably. For the purpose of this clause, the Grantor will provide details of the technical and financial capabilities of the Transferee that the Grantee may reasonably require;

(b)	the proposed Transferee is not, nor is it 50% or more owned or controlled by, any Sanctioned Person;

(c)	the proposed Transferee would be reasonably expected to be able to meet the obligations of the Grantor under this document; and

(d)	the Ultimate Holding Company of the proposed Transferee is, in the reasonable opinion of the Grantee:

(i)	financially competent to ensure that the Grantor can carry out the Operations, and its obligations under clauses 4 and 6.1;

(ii)	technically competent to ensure that the Grantor can carry out the Operations, and its obligations under clause 7; and

(iii)	not, nor 50% or more owned or controlled by, a Sanctioned Person.

9.3	Unlisted Change of Control of Grantor

Where a Change of Control of the Grantor is proposed, arises or is reasonably likely to arise (except in the circumstances set out in clause 9.4, in which case clause 9.4 will apply):

(a)	if the Grantor proposes to undergo a Change of Control, it must notify the Grantee in writing as soon as practicable and in any event at least 20 Business Days prior to the proposed Change of Control. If requested by the Grantee, the Grantor must notify the Grantee with details of the identity and the financial and technical capabilities of the person who it is proposed will Control the Grantor (both directly, and their Ultimate Holding Company), within 2 Business Days of that request;

(b)	the Grantor must not undergo a Change of Control without the prior written consent of the Grantee, which is not to be unreasonably withheld in accordance with clause 9.3(c);

(c)	the Grantee must provide its consent to the proposed Change of Control, if:

(i)	upon completion of the Change of Control,

(A)	all of the rights and obligations of the Grantor under this document (including its obligations under the Security); and

(B)	all of the Tenements and Operations,

will be held by a single person or by two or more persons that are all Related Bodies Corporate of each other;

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(ii)	the person who it is proposed will Control the Grantor (both directly, and the Ultimate Holding Company) is, or will be, on and from the proposed Change of Control, in the reasonable opinion of the Grantee:

(A)	financially competent to ensure that the Grantor can carry out the Operations, and its obligations under clauses 4 and 6.1;

(B)	technically competent to ensure that the Grantor can carry out the Operations, and its obligations under clause 7; and

(C)	not, nor 50% or more owned or controlled by, a Sanctioned Person; and

(iii)	the Ultimate Holding Company that it is proposed will Control the Grantor guarantees the obligations of the Grantor on the terms of the Guarantee set out in this document;

(d)	the Grantor must not undergo a Change of Control unless the Grantor has paid all amounts due and owing under this document, including Royalty payments, as at the date of the proposed Change of Control; and

(e)	the parties acknowledge and agree that damages are an insufficient remedy for a breach of this clause 9.3, and that a breach of this clause 9.3 is a breach of a material term of this document.

9.4	Listed Change of Control of Grantor

Where a Change of Control of the Ultimate Holding Company of the Grantor is proposed, arises or is reasonably likely to arise, in circumstances where the Ultimate Holding Company is a publicly listed entity:

(a)	if the Grantor or the Guarantor becomes aware that the Grantor is reasonably likely to undergo such Change of Control, it must promptly notify the Grantee in writing as soon as it becomes aware. If requested by the Grantee, and to the extent known, the Grantor or the Guarantor must notify the Grantee with details of the identity and the financial and technical capabilities of the Ultimate Holding Company that it is anticipated will Control the Grantor, within 2 Business Days of that request;

(b)	to the extent within the Grantor’s or the Guarantor’s direct or indirect control or influence, the Grantor or the Guarantor (as applicable) must not allow the Ultimate Holding Company to undergo a Change of Control if the incoming Ultimate Holding Company is a Sanctioned Person, or 50% or more owned or controlled by a Sanctioned Person;

(c)	at the discretion of the Grantee:

(i)	the Grantor and the Guarantor must procure that the Grantor’s incoming Ultimate Company Holding guarantees the obligations of the Grantor on the terms of the Guarantee set out in this document, on and from the date of the proposed Change of Control; or

(ii)	if the incoming Ultimate Holding Company that obtains or is reasonably likely to obtain Control of the Guarantor is a Sanctioned Person, or 50% or more owned or controlled by a Sanctioned Person, then the Grantee may require the Grantor to provide a replacement Guarantor that is not a Sanctioned Person, or 50% or more owned or controlled by a Sanctioned Person, and is of equal or better financial and technical standing to the Guarantor immediately prior to the Change of Control, to the satisfaction of the Grantee acting reasonably, and to procure the execution of a deed under which the replacement Guarantor guarantees the obligations of the Grantor on the terms of the Guarantee set out in this document; and

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(d)	the parties acknowledge and agree that damages are an insufficient remedy for a breach of this clause 9.3, and that a breach of this clause 9.3 is a breach of a material term of this document.

9.5	Intention of the parties

The parties acknowledge and agree that the rights and obligations of the Grantor under this document are intended to run with ownership of each Tenement and are to be binding upon any successor in title to the Grantor as if named as a party to this document. The parties also intend that the Grantee will always be entitled to the payment of the Royalty calculated by reference to 100% of the production of Product. The Grantor and the Guarantor must not employ any device or technique or participate in any transaction designed to circumvent this intention.

9.6	Transfer by Grantee and right of last refusal

(a)	The Grantee must not Transfer all or any part of its rights and obligations under this document and the Security (“Transferring Interest”) unless it first complies with the process set out in this clause 9.6.

(b)	If the Grantee proposes to Transfer the Transferring Interest, the Grantee must first provide to the Grantor an irrevocable written notice (“Transfer Notice”) specifying:

(i)	the Transferring Interest and the name of the proposed purchaser (“Third Party Buyer”);

(ii)	the consideration to be received for the Transferring Interest, including the Grantee’s calculation of the equivalent market value in cash (estimated, acting reasonably, as at the date of the proposed Transfer) for any non-financial amount (including rights) of which the consideration is comprised;

(iii)	any other material commercial terms and conditions proposed to be agreed between the Grantee and the Third Party Buyer in respect of the proposed Transfer; and

(iv)	a statement to the effect that the Grantor has an option to purchase all (but not part) of the Transferring Interest at the price and on the terms set out in the Transfer Notice.

(c)	Within 15 Business Days after receiving the Transfer Notice (“Offer Period”), the Grantor may notify the Grantee in writing that the Grantor irrevocably agrees to acquire the Transferring Interest from the Grantee on terms and conditions that are no less favourable to the Grantee than the terms and conditions set out in the Transfer Notice (“Grantee’s Offer”) and subject to any necessary changes to reflect that the Transferee will be the Grantor. If the consideration to be received for the Transferring Interest includes any non-financial amount (including rights), then the Grantor must pay the Grantee in cash the equivalent market value, as determined in accordance with clause 9.6(b)(ii), of that non-financial amount.

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(d)	If the Grantor accepts the Grantee’s Offer by notice in writing to the Grantee within the Offer Period, the Grantor must complete the purchase of the Transferring Interest on the terms, subject to clause 9.6(c), set out in the Grantee’s Offer (except that if the time period specified in the Grantee’s Offer for completion of the Transfer is less than 15 Business Days, such time period will be deemed to be 15 Business Days).

(e)	If the Grantor, prior to expiry of the Offer Period:

(i)	does not notify the Grantee in writing that the Grantor agrees to acquire the Transferring Interest in accordance with clause 9.6(c); or

(ii)	notifies the Grantee in writing that the Grantor does not agree to acquire the Transferring Interest,

then the Grantee may agree to Transfer the Transferring Interest on terms and conditions no more favourable to the Grantee than those set out in the Transfer Notice. The Grantor agrees to execute all documents reasonably requested by the Grantee to give effect to such Transfer, as soon as practicable and otherwise within 15 Business Days of request.

(f)	The Grantee may Transfer any or all of its rights and obligations under this document and the Security to a Related Body Corporate or any Grantee Group Member, without complying with the process set out in this clause 9.6 and without consent from the Grantor or the Guarantor. The Grantor agrees to execute all documents reasonably requested by the Grantee to give effect to such Transfer, as soon as practicable and otherwise within 15 Business Days of request.

(g)	The Grantee must not Transfer, nor attempt or purport to Transfer, the Transferring Interest, unless the Grantee and the Third Party Buyer (or the Related Body Corporate, to the extent clause 9.6(f) applies) first enter into a Grantee Deed of Covenant pursuant to which the Third Party Buyer (or the Related Body Corporate, to the extent clause 9.6(f) applies) agrees to assume, be bound by and perform, all of the obligations under this document of the Grantee, to the extent of the Transferring Interest.

9.7	Grantee Change of Control

(a)	Where a Grantee Change of Control is proposed, arises or is reasonably likely to arise, the Grantee must, at least 30 Business Days prior to the Grantee Change of Control, provide to the Grantor an irrevocable written notice (“Control Notice”):

(i)	specifying the name(s) of the person(s) who it is proposed will Control the Grantee (“Third Party Controller”); and

(ii)	containing a statement to the effect that the Grantor has an option to purchase all (but not part) of the Grantee’s rights and obligations under this document and the Security (“Control Interest”) at the price which is the Grantee’s calculation of the net present value in cash (estimated, acting reasonably, as at the date of the proposed Grantee Change of Control) of the Control Interest.

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(b)	Within 15 Business Days after receiving the Control Notice (“Control Offer Period”), the Grantor may notify the Grantee in writing that the Grantor irrevocably agrees to acquire the Control Interest from the Grantee on the terms and conditions set out in the Control Notice (“Grantee’s Control Offer”).

(c)	If the Grantor accepts the Grantee’s Control Offer by notice in writing to the Grantee within the Control Offer Period, the Grantor must complete the purchase of the Control Interest, on the terms and conditions set out in the Control Notice, within 10 Business Days after such acceptance by the Grantor. The Grantor and the Grantee agree to immediately execute all documents reasonably required to give effect to the Grantor’s acceptance of the Grantee’s Control Offer.

(d)	If the Grantor, prior to expiry of the Control Offer Period:

(i)	does not notify the Grantee in writing that the Grantor agrees to acquire the Control Interest in accordance with clause 9.7(b); or

(ii)	notifies the Grantee in writing that the Grantor does not agree to acquire the Control Interest,

then the Grantee is taken to have complied with its obligations under this document in respect of the Grantee Change of Control. The Grantor agrees to execute, for the benefit of the Third Party Controller, a written consent notice in respect of the proposed Grantee Change of Control, as soon as practicable and otherwise within 2 Business Days of request.

10	Guarantee and indemnity

10.1	Consideration

The Guarantor acknowledges that the Grantee is acting in reliance on the Guarantor incurring obligations and giving rights under this Guarantee.

10.2	Guarantee

(a)	The Guarantor unconditionally and irrevocably guarantees to the Grantee the Grantor’s compliance with the Grantor’s obligations in connection with this document (including the Security), including each obligation to pay money.

(b)	If the Grantor does not comply with those obligations on time and in accordance with this document (including the Security), then the Guarantor agrees to comply with those obligations on demand from the Grantee. A demand may be made whether or not the Grantee has made demand on the Grantor.

10.3	Indemnity

The Guarantor indemnifies the Grantee against any liability or loss arising from, and any costs it incurs, if:

(a)	the Grantor does not, or is unable to, comply with an obligation it has (including any obligation to pay money) in connection with this document (including the Security); or

(b)	a representation or warranty by the Grantor in this document is found to have been incorrect or misleading when made or taken to be made.

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The Guarantor agrees to pay amounts due under this clause on demand from the Grantee.

The Grantee need not incur expense or make payment before enforcing this right of indemnity.

10.4	Extent of guarantee and indemnity

Each of the Guarantee in clause 10.2 and the indemnity in clause 10.3 is a continuing obligation despite any intervening payment, settlement or other thing and extends to all of the Grantor’s obligations in connection with this document (including the Security). The Guarantor waives any right it has of first requiring the Grantee to commence proceedings or enforce any other right against the Grantor or any other person before claiming from the Guarantor under this Guarantee.

10.5	Obligation to pay interest

The Guarantor agrees to pay interest at the Default Rate on any amount under this Guarantee which is not paid on the due date for payment and is not otherwise incurring interest.

The interest accrues daily from (and including) the due date to (but excluding) the date of actual payment and is calculated on actual days elapsed and a year of 365 days.

The Guarantor agrees to pay interest under this clause on demand from the Grantee.

10.6	Payments

(a)	The Guarantor agrees to make payments under this Guarantee:

(i)	in full without set-off or counterclaim, and without any withholding or deduction in respect of Taxes unless required by law; and

(ii)	in the currency in which the payment is due, and otherwise in Australian dollars, in immediately available funds.

(b)	If the Guarantor is required to make any withholding, deduction or payment for or on account of Tax or by any Government Agency, the Guarantor:

(i)	must pay or procure the payment of the full amount of the withholding or deduction, or make or procure the making of the payment, to the appropriate Government Agency under applicable law; and

(ii)	at the same time as the relevant deduction, withholding or payment, pay such additional amount to the Grantee as is required to ensure the net amount received by the Grantee is equal to the full amount which would have been received by the Grantee had no such deduction, withholding or payment been required to be made.

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10.7	No merger

This Guarantee does not merge with or adversely affect, and is not adversely affected by, any of the following:

(a)	any other guarantee, indemnity, mortgage, charge or other encumbrance, or other right or remedy to which the Grantee is entitled; or

(b)	a judgment which the Grantee obtains against the Guarantor, the Grantor or any other person in connection with this document (including the Security).

The Grantee may still exercise its rights under this Guarantee as well as under the judgment, mortgage, charge or other encumbrance or the right or remedy.

10.8	Rights of Grantee are protected

The rights given to the Grantee under this Guarantee, and the Guarantor’s liabilities under it, are not affected by any act or omission or any other thing which might otherwise affect them under law or otherwise. For example, those rights and liabilities are not affected by:

(a)	any act or omission:

(i)	varying or replacing in any way and for any reason any agreement or arrangement under which the obligations guaranteed under clause 10.2 are expressed to be owing;

(ii)	releasing the Grantor or giving the Grantor a concession (such as more time to pay);

(iii)	releasing any person who gives a guarantee or indemnity in connection with any of the Grantor’s obligations;

(iv)	by which the obligations of any person who guarantees any of the Grantor’s obligations (including obligations under this Guarantee) may become unenforceable;

(v)	by which any person who was intended to guarantee any of the Grantor’s obligations does not do so, or does not do so effectively; or

(vi)	by which a person who is co-surety or co-indemnifier is discharged under an agreement or by operation of law;

(b)	a person dealing in any way with this document or this Guarantee;

(c)	the death, mental or physical disability, or liquidation, administration or insolvency of any person, including the Guarantor or the Grantor;

(d)	changes in the membership, name or business of any person; or

(e)	acquiescence or delay by the Grantor or any other person.

10.9	Guarantor’s rights are suspended

As long as any obligation is required, or may be required, to be complied with in connection with this Guarantee, the Guarantor may not, without the Grantee’s consent:

(a)	reduce its liability under this Guarantee by claiming that it or the Grantor or any other person has a right of set-off or counterclaim against the Grantee; or

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(b)	claim, or exercise any right to claim to be entitled (whether by way of subrogation or otherwise) to the benefit of another guarantee, indemnity, mortgage, charge or other encumbrance:

(i)	in connection with this document (including the Security) or any other amount payable under this Guarantee; or

(ii)	in favour of a person other than the Grantee in connection with any obligations of, or any other amounts payable, by the Grantor to, or for the account of, that other person; or

(c)	claim an amount from the Grantor, or another guarantor, under a right of indemnity or contribution; or

(d)	claim an amount in the liquidation, administration or insolvency of the Grantor or of another guarantor of any of the Grantor’s obligations.

If the Grantee requests, the Guarantor agrees to notify any relevant person of the terms of this clause and other parts of this Guarantee that may be relevant. The Guarantor also authorises the Grantee to do so at any time in its discretion and without first asking the Guarantor to do it. This applies despite anything else in this Guarantee.

This clause continues after this Guarantee ends.

10.10	Reinstatement of rights

Under any Insolvency Law, a person may claim that a transaction (including a payment) in connection with this Guarantee or this document (including the Security) is void or voidable. If a claim is made and upheld, conceded or compromised, then:

(a)	the Grantee is immediately entitled as against the Guarantor to the rights in connection with this Guarantee or this document to which it was entitled immediately before the transaction; and

(b)	on request from the Grantee, the Guarantor agrees to do anything (including signing any document) to restore to the Grantee any mortgage, charge or other encumbrance (including this Guarantee) held by it from the Guarantor immediately before the transaction.

The Guarantor’s obligations under this clause are continuing obligations, independent of the Guarantor’s other obligations under this Guarantee and continue after this Guarantee ends.

10.11	Liability of Guarantor

The Guarantor’s liability in respect of any Claim shall not exceed the Grantor’s liability in respect of that Claim.

11	Confidentiality

11.1	Confidentiality obligation

Subject to clause 11.2, each party must treat as confidential, and keep confidential:

(a)	the terms of this document (and the terms of any agreement, document or instrument entered into in connection with this document); and

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(b)	all information, in whatever form, provided to it by, or on behalf of, another party, relating to:

(i)	this document or the terms of this document or the performance of this document;

(ii)	the negotiations of this document; or

(iii)	that other party or its business, or the business of its Related Bodies Corporate, which has been provided in connection with this document,

other than information that:

(c)	as at the date of this document, was generally and publicly available, or subsequently becomes so available other than by breach of this document or any other duty or obligation as to confidence;

(d)	as at the time it was provided to a party, was already in the possession of that party lawfully and without breach of any duty or obligation as to confidence;

(e)	has been provided to a party but subsequently, through no act or omission of that party (or any person to whom it provided that information), becomes available from another source that is not subject to any duty or obligation as to confidence; or

(f)	the party can demonstrate was generated by it completely independently of and without any reference to or reliance or dependency upon the information provided to the other party,

(“Confidential Information”).

11.2	Permitted Disclosure

No party may Disclose Confidential Information other than:

(a)	to its officers, employees (on a need-to-know basis), or officers and employees of its Related Bodies Corporate, legal advisers and financial advisers, who are aware of the confidential nature of the information and are under an obligation to keep it confidential;

(b)	with the prior written consent of the other party (such consent not to be unreasonably withheld or delayed);

(c)	to any Independent Expert validly appointed in accordance with this document to the extent required to allow them to fulfil their function;

(d)	to any Independent Auditor validly appointed in accordance with this document to the extent required to allow them to fulfil their function;

(e)	to the arbitrators validly appointed in accordance with this document to the extent required to allow them to fulfil their function;

(f)	if the disclosure is reasonably required to enable a party to exercise its rights or perform its obligations under or in connection with this document (including a disclosure to a Government Agency to enable the Grantee to exercise its rights under clause 6);

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(g)	subject to clauses 11.2(m) and 12, to the extent:

(i)	required by law, the rules of any applicable stock exchange or any applicable accounting standards; or

(ii)	ordered by any court,

having to the extent practicable, consulted with the other parties with a view to agreeing the form, content, timing and manner of any such Disclosure;

(h)	if necessary or commercially desirable to be disclosed in any prospectus or information memorandum to investors or proposed or prospective investors:

(i)	for an issue or disposal of any shares in a party or its Related Bodies Corporate;

(ii)	for an issue of debt instruments of a party or a party's Related Body Corporate; or

(iii)	for the purposes of a party obtaining a listing on a stock exchange of any shares;

(i)	if required in connection with any legal proceedings or arbitration, including in connection with this document or for the purpose of advising a party in relation thereto;

(j)	subject to clause 11.4, if necessary or commercially desirable to be disclosed to an existing, or bona fide proposed or bona fide prospective:

(i)	financier of a party or of any of its Related Bodies Corporate; or

(ii)	rating agency in respect of a party or of any of its Related Bodies Corporate;

(k)	provided the disclosing party gives prior written notice to the other parties of the proposed disclosure, if necessary or commercially desirable to be disclosed to any bona fide proposed or prospective:

(i)	Transferee of a party’s rights or obligations under this document (whether directly or indirectly);

(ii)	Transferee of any property to which the Confidential Information relates or of any shares in a party or any Related Body Corporate of a party;

(iii)	financier of such Transferee providing or proposing or considering whether to provide financial accommodation in connection with the party’s rights and obligations under this document; or

(iv)	assignee of rights in respect of any real or personal property to which the information relates under any security granted by a party;

(l)	if necessary or commercially desirable to be Disclosed to Representatives of any of the persons referred to in clause (j) or (k); or

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(m)	by a Grantor Group Member, if that Grantor Group Member is required to prepare and file a Proxy Statement and/or other filings required by the SEC or under the rules of any securities exchange or regulatory authority (“Public Filings”), provided that, to the maximum extent permitted by law and/or the rules of any relevant securities exchange, the Grantor and the Guarantor must:

(i)	promptly give notice of the intended disclosure to, and consult with, the Grantee in respect of the form and content of the Public Filings; and

(ii)	use their respective reasonable endeavours to minimise the disclosure of any Confidential Information in connection with the preparation, filing and distribution of any Public Filings (including through seeking confidential treatment from the SEC or any other relevant securities exchanges or regulatory authorities and applying appropriate redactions where practicable, in each case, in respect of commercially sensitive information of the Grantee Group set forth in this document, whether disclosed in agreed form or final executed copy).

11.3	Disclosure to other persons

If a party Discloses Confidential Information as permitted under clauses 11.2(a), 11.2(b), 11.2(h), 11.2(i), 11.2(j), 11.2(k) and 11.2(l):

(a)	it must use reasonable endeavours to procure that no person to whom it has Disclosed that Confidential Information Discloses it to any other person (other than as contemplated by this document); and

(b)	where Confidential Information is Disclosed under clauses 11.2(j), 11.2(k) or 11.2(l), it must procure that the prospective financier or purchaser or their Representative executes a deed poll in favour of the Grantor (in the case of Disclosures by the Grantee) or Grantee (in the case of Disclosures by the Grantor) under which the prospective financier, purchaser or Representative agrees to keep the Confidential Information confidential in accordance with the terms of this clause 11.

11.4	Notice to other parties

Each party must:

(a)	promptly inform the other party of any request received by that party from any person described in clause 11.2(i) to Disclose Confidential Information under that clause; and

(b)	inform the other party as soon as reasonably practicable after Confidential Information is Disclosed by the party under clause 11.2(i).

11.5	Indemnities

Each party indemnifies the other party against any costs suffered or liabilities incurred by that other party arising out of or in connection with any Disclosure by the first-mentioned party of Confidential Information in contravention of this clause 11.

11.6	Injunctive relief

Each party acknowledges that any breach of this clause 11 will cause material damage to the other parties. Consequently, each party may, in addition to any other remedies available at law or in equity, seek injunctive relief against another party or any of its officers, employees and Related Bodies Corporate in respect of any such breach by that other party or its officers, employees or Related Bodies Corporate.

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11.7	Survival of confidentiality obligations

The obligations of confidentiality imposed by this clause 11 survive the termination of this document and any person who ceases to be a party continues to be bound by those obligations.

11.8	Return of Confidential Information

At the end of the Term, a party that has received Confidential Information from another under this document must, on the request of the other party, immediately deliver to that party all documents and other materials containing or referring to that Confidential Information which are in its possession, power or control or in the possession, power or control of persons who have received Confidential Information from it under clause 11.1 (or confirm in writing to the other party that such Confirmation Information has been permanently erased), except to the extent the Confidential Information is:

(a)	required by that party in connection with any legal proceedings or arbitration, or to fulfil its obligations at law or under this document;

(b)	contained in a party’s director’s papers, or the minutes of a party’s board or board committee meetings, to the extent such papers and minutes contain the level of detail consistent with the normal practices of that party;

(c)	contained in documents created or retained by any legal advisers of a party where those documents are required to be held, or it is the usual practice of the legal adviser to hold those documents, for the purposes of any relevant professional standards, practices, codes or insurance policies applicable to that legal adviser; or

(d)	stored electronically on off-site servers as a result of automatic data back-up in accordance with the normal practices of the party, in circumstances where it would be unduly burdensome to delete that Confidential Information, and provided the party makes no attempt to access that Confidential Information, in each case subject to the relevant party retaining that Confidential Information in accordance with the confidentiality provisions of this document.

12	Public Statements

12.1	Announcements

Without prejudice to clause 11, no party may make any announcement or otherwise publicise this document or its subject matter (including any matter arising in the course of the performance of the obligations under this document) without the prior written consent of the other party other than, subject to clause 12.2, where required by laws, the rules of any applicable stock exchange, any applicable accounting standards or ordered by any court to make an announcement.

12.2	Actions to be taken if required to make an announcement

If a party is required or ordered to make an announcement as set out in clause 12.1, it:

(a)	must in so far as practicable consult with the other parties with a view to agreeing the form, content, timing and manner of making the announcement; and

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(b)	must ensure that the announcement includes only information that is required or ordered and does not include any information other than that required or ordered.

12.3	Survival of this clause

This clause 12 survives for a period of two years after the end of the Term.

13	Expert determination

13.1	General

(a)	This clause 13 applies where:

(i)	any Dispute is expressly to be referred to an Independent Expert under this document; or

(ii)	the parties agree that a Dispute between them should be resolved by an Independent Expert; or

(iii)	there is a Dispute as to the application of any industry or technical standard or any rules, practices or customs of any trade or profession; and

(iv)	a party makes a referral to the Independent Expert by giving written notice to the other party (“Independent Expert Notice”).

(b)	Prior to the resolution of a Dispute, the parties must continue to perform their respective obligations under this document.

13.2	Independent Expert

An Independent Expert appointed under this clause 13 must:

(a)	be appropriately qualified and experienced in the subject matter of the Dispute or matter being referred;

(b)	be independent of, and not an employee, contractor or consultant of, the parties or their Related Bodies Corporate; and

(c)	have no direct or indirect interest or duty which could conflict with the Independent Expert’s function under this clause 13.

13.3	Appointment of Independent Expert

(a)	Where a Dispute or matter has been referred to an Independent Expert, the relevant Independent Expert must be agreed by the parties within 20 Business Days after the date of the Independent Expert Notice.

(b)	If the parties cannot agree on the Independent Expert in the period referred to in clause 13.3(a), or if the agreed Independent Expert does not accept its appointment under clause 13.3(a) or otherwise fails to duly make a determination in respect of any matter referred to it, then upon the application of either party, the Independent Expert will be appointed by the Resolution Institute, or any body which is a successor or equivalent of it. The parties may make written submissions to that body on the choice of candidate.

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(c)	The parties may by agreement appoint two experts, being a financial expert and an operations expert, as the Independent Experts in relation to a Dispute or matter which is referred to an Independent Expert under this document.

(d)	If two Independent Experts are appointed to determine any Dispute or matter pursuant to this clause 13.3, they may only do so unanimously. If they do not reach a unanimous decision then a party may commence arbitration in accordance with clause 15.5 to determine the Dispute or the matter.

(e)	The parties may by agreement make a standing appointment of an Independent Expert (or two Independent Experts) to determine all Disputes or matters referred to an Independent Expert under this document, with such standing appointment to be for a specified period of time or until revoked by written notice by either the Grantor or the Grantee.

(f)	Once selected or appointed, the parties will instruct the Independent Expert to make their decision in relation to any Dispute or matter referred to them from time to time in accordance with this clause 13 as soon as reasonably practicable, and in accordance with clause 13.4(k).

(g)	The terms on which the Independent Expert is appointed must include an obligation to abide by the terms of this document, so far as they are relevant to the Independent Expert.

(h)	The costs of the Independent Expert must be borne equally by the parties, unless expressed otherwise in this document.

13.4	Scope of Independent Expert determination

Where a Dispute or matter is referred to an Independent Expert, the following applies:

(a)	Subject to the express provisions of this document, the Independent Expert will establish the procedure and timetable for determination of the Dispute or matter.

(b)	Each party may provide written submissions, in relation to the Dispute or the matter, to the Independent Expert, and if it does so that party must also provide copies of its submissions to the other party.

(c)	The written determination of the Independent Expert will be final and binding on the parties in the absence of fraud or manifest error.

(d)	The Independent Expert may:

(i)	request any party to deliver written statements relevant to matters in issue in the Dispute, and in which case that party must also provide copies of those written statements to the other party; and

(ii)	request any party to deliver copies of any documents that are relevant to the matters in issue in the Dispute, other than documents subject to legal privilege, and in which case that party must also provide copies of those documents to the other party.

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(e)	The Independent Expert may request either party to make an oral submission or to orally answer queries from the Independent Expert. If it does, the Independent Expert must convene, on not less than 5 Business Days’ notice, a meeting of all parties for the purposes of receiving such oral submissions or answers and each party must ensure that one of its representatives attends every such meeting. Each other party will be provided with a reasonable opportunity to respond to such oral submissions or answers and the provisions of this clause 13.4 will apply to the response.

(f)	The Independent Expert may:

(i)	limit the length of any written or oral submissions;

(ii)	require the attendance before them for questioning of any party or employee or agent of any party;

(iii)	make site visits, provided that the Independent Expert is accompanied by a representative of each party (and each party must ensure that one of its representatives attends every site visit of which it receives not less than 5 Business Days’ notice);

(iv)	make use of their own specialist knowledge;

(v)	obtain advice from specialist consultants, provided that at least one of the parties so requests or consents;

(vi)	review and revise any of their own previous directions; and

(vii)	conduct the proceedings in an inquisitorial manner, and take the initiative in ascertaining the facts and the law.

(g)	The Independent Expert may reach their decision with or without holding an oral hearing.

(h)	The Independent Expert will exercise such powers fairly and impartially, giving each party a reasonable opportunity, in light of the timetable, of putting their case and addressing the case of the other party.

(i)	All correspondence between the Independent Expert and a party must be in writing and copied to the other party.

(j)	The Independent Expert may not:

(i)	consider any written submissions from one party that are not also made available to the other party;

(ii)	receive any oral submissions from one party unless a representative of the other party is present;

(iii)	refuse any party the right at any hearing or meeting to be represented by a representative of that party’s choosing who is present;

(iv)	act or continue to act in the face of a conflict of interest; or

(v)	require any party to pay or make any contribution to the legal costs of the other party.

(k)	The Independent Expert will reach a decision within 20 Business Days of referral or their appointment whichever is the later or such other period as may be unanimously agreed between the Independent Expert and each party.

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(l)	Upon becoming aware that the Dispute or matter is the same, or arises out of substantially the same facts, as a Dispute or matter which has previously been referred to an Independent Expert under this document and a decision has previously been issued by that Independent Expert, the Independent Expert will immediately withdraw from the Dispute or matter, and the previous decision will continue to apply.

(m)	The Independent Expert must act as an expert and not as an arbitrator.

13.5	Scope of the Dispute

(a)	The scope of the Dispute or matter referred to an Independent Expert will be the matters identified in the Independent Expert Notice, together with:

(i)	any further matters which all of the parties unanimously agree in writing should be within the scope of the Dispute or matter; and

(ii)	any further matters which the Independent Expert determines either:

(A)	must be included in order that the determination of the Dispute or matter may be effective and/or meaningful; or

(B)	are related to matters which would be more efficiently dealt with as part of the one matter.

(b)	The Independent Expert may rule upon their own substantive jurisdiction, and as to the scope of the Dispute or matter.

13.6	Decisions

(a)	All decisions of the Independent Expert must be implemented without delay and in accordance with any timetable set out in the final determination. The parties will be entitled to such relief and remedies as are set out in the decision.

(b)	The Independent Expert must in any decision direct the payment of any interest as required by this document.

13.7	Enforcement

(a)	A determination of the Independent Expert must be implemented without delay in accordance with any timetable set out in the final determination. The parties will be entitled to such relief and remedies as are set out in the determination.

(b)	No party will, save in the case of fraud or bad faith on the part of the Independent Expert or as otherwise provided by this document, make any application whatsoever to the courts in relation to the conduct of the Dispute or matter referred to an Independent Expert (or required to be referred to an Independent Expert under this document) or the determination of the Independent Expert until such time as the Independent Expert has made their final determination, or refused to make a final determination.

13.8	Determination

(a)	Each party is to bear its own costs in relation to the Dispute or matter referred to the Independent Expert. The Independent Expert must decide the proportions in which the parties will bear the costs of the Independent Expert having regard to the extent to which the parties may have acted unreasonably or been at fault.

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(b)	If in respect of a Dispute regarding a Royalty Statement, the Independent Expert determines that the Grantor has:

(i)	underpaid the Royalty for the Royalty Period(s) to which the Independent Expert's decision relates, the Grantor must pay the additional Royalty and interest on that amount in accordance with clause 4.6 on the Grantee’s demand within 14 days of the Independent Expert's determination and the costs of the Independent Expert must be borne by the Grantor; or

(ii)	paid the Royalty accurately, or has overpaid the Royalty, for the period to which the Independent Expert's decision relates, then the costs of the Independent Expert must be borne by the Grantee and must be paid within 14 days of the Independent Expert’s determination. In respect of any overpayment by the Grantor, the Grantor will make the requisite adjustment in the next occurring Royalty Statement.

14	Audits

14.1	Application

This clause 14 applies to matters which are to be or have been referred to an Independent Auditor in accordance with this document.

14.2	Independent Auditor

Any Independent Auditor appointed under this clause 14 must:

(a)	be appropriately qualified and experienced in the subject matter of the audit;

(b)	be independent of, and not an employee, contractor or consultant of, any party or its Related Bodies Corporate; and

(c)	have no direct or indirect interest or duty which could conflict with the Independent Auditor’s function under this clause 14.

14.3	Procedure

(a)	Where a party wishes to refer a matter to an Independent Auditor in accordance with this document, it must first provide written notice to the other party (“Audit Notice”). The Audit Notice must identify the clause of this document under which the relevant matter is being referred for audit.

(b)	Where a party has issued an Audit Notice, the Independent Auditor must be agreed by the parties within 20 Business Days after the date of the Audit Notice.

(c)	If the parties cannot reach an agreement within the period referred to in clause 14.3(b), or if the agreed Independent Auditor does not accept the appointment under clause 14.3(b) or otherwise fails to duly make a determination in respect of any matter referred to it, then upon the application of either party, the Independent Auditor will be appointed by the Resolution Institute, or any body which is a successor or equivalent of it. The parties may make written submissions to that body on the choice of candidate.

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(d)	Once selected or appointed, the parties will instruct the Independent Auditor to:

(i)	act fairly and impartially as between the parties;

(ii)	comply with the terms of this document so far as they are relevant to the Independent Auditor, including in respect of confidentiality;

(iii)	determine the matter or matters the subject of the Audit Notice, and which may require it to take into account any information, from the parties or any third party, which it reasonably considers is appropriate; and

(iv)	provide the determination in writing to both parties (“Independent Auditor’s Report”) as soon as reasonably practicable, and in any event within 20 Business Days of their appointment or such other period as may be unanimously agreed between the Independent Auditor and each party.

(e)	Any determination (which is within the scope of this document) contained within the Independent Auditor’s Report is to be final and binding on the parties in the absence of fraud or manifest error.

(f)	The costs of the Independent Auditor are to be paid:

(i)	if the audit reveals that the Grantor’s Royalty calculations have resulted in the Grantee being paid a Royalty Amount that is lower than the Royalty Amount to which the Grantee is entitled, by the Grantor; and

(ii)	in all other circumstances, in equal proportions by the Grantor and the Grantee.

14.4	Access

Subject to the Independent Auditor entering into reasonable confidentiality undertakings, each of the Grantor and the Grantee must provide, and must procure that their respective Related Bodies Corporate provide, access to their records in respect of all information in relation to the matters the subject of the Audit Notice and any other assistance reasonably required by the Independent Auditor for the purposes of preparing the Independent Auditor’s Report.

15	Dispute resolution

15.1	Injunctive or interim relief

Nothing in this document prevents a party seeking urgent injunctive or similar interim relief from a court.

15.2	Good faith

Each party has a general obligation to act in good faith in attempting to resolve any Dispute, however this clause 15 does not require any party to compromise or prejudice its commercial interests.

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15.3	Notice of Dispute

A party claiming that a Dispute has arisen (other than a Dispute or matter to which clause 13 or 14 applies) must notify the other party to the Dispute giving details of the Dispute (“Notification”).

15.4	Authorised Officer

(a)	Unless the Dispute is one that has arisen under the procedure in clause 4.8 (in connection with a Royalty Statement), within 5 Business Days after a Notification has been given (or such other period as the parties to the Dispute may agree), the Dispute must be referred to an Authorised Officer of the Grantor and the Grantee.

(b)	The Authorised Officers must meet within 20 Business Days of the referral and must use reasonable endeavours to resolve the Dispute.

15.5	Arbitration

(a)	Following exhaustion of the procedure in clause 15.4, all Disputes (except those required by this document to be determined by an Independent Auditor or Independent Expert) must be exclusively resolved by binding arbitration upon a party submitting the Dispute to arbitration.

(b)	As soon as reasonably practicable after failure to resolve a Dispute in accordance with clause 15.4, and in any event within two years after the date of the Notification, a party by written notice to the other parties may require that arbitration occur.

(c)	The arbitration shall be conducted by three arbitrators. The Grantor, on the one hand, and the Grantee, on the other hand, shall each select one arbitrator within 10 days of commencement of the arbitration, who shall serve as a neutral arbitrator, and the two nominated arbitrators shall select a third neutral arbitrator within 20 days of their selection. If the two arbitrators cannot agree on selection of a third arbitrator within 20 days of their appointment, the Supreme Court of New South Wales on the application of any party shall select such arbitrator in accordance with the terms of this document.

(d)	Each arbitrator must have a minimum of ten years’ recognised experience in commercial arbitration involving mining and resource disputes.

(e)	The arbitration shall be conducted in the English language and in accordance with the LCIA Arbitration Rules.

(f)	The arbitration shall be seated in Sydney, New South Wales.

(g)	Except as may be required by law, each party and its Representatives cannot disclose the existence, content, or results of any arbitration under this document without the prior written consent of the Grantor and the Grantee.

(h)	The arbitration award shall be final and binding on the parties, and judgment on the award may be entered by any court of competent jurisdiction.

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15.6	Alternative dispute mechanisms

Nothing in this document precludes the parties from agreeing to resolve a Dispute by an alternative dispute resolution mechanism not expressly provided for in this document.

15.7	Continuation of rights and obligations

Despite the existence of a Dispute each party must continue to perform its obligations under this document.

15.8	Costs

Each party must bear its own costs of complying with this clause 15 except pursuant to a court order or an arbitral award to the contrary.

16	Notices

16.1	Form

Unless expressly stated otherwise in this document, all notices, certificates, consents, approvals, waivers and other communications (“Notices”) in connection with this document must be in writing and must be marked for the attention of the person identified in the Details or, if the recipient has notified otherwise, then marked for attention in the last way notified.

Email communications must state the first and last name of the sender and are taken to be signed by the named sender.

16.2	Delivery

Notices must be:

(a)	left at the address set out or referred to in the Details;

(b)	sent by prepaid ordinary post (airmail if appropriate) to the address referred to in the Details;

(c)	sent by email to the address referred to in the Details; or

(d)	given in any other way permitted by law.

If the intended recipient has notified changed contact details, then the Notice must be to the changed contact details.

16.3	When effective

Notices take effect from the time they are received or taken to be received under clause 16.4 unless a later time is specified in the Notice.

16.4	When taken to be received

Notices are taken to be received:

(a)	if sent by post, 7 days after posting (or 14 days after posting if sent from one country to another); or

(b)	if sent by email:

© King & Wood Mallesons	Royalty Deed	40

(i)	when the sender receives an automated message confirming delivery; or

(ii)	4 hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that delivery failed,

whichever happens first.

16.5	Receipt - general

Despite clause 16.4, if a Notice is received after 5.00pm in the place of receipt or on a non-Business Day, it is taken to be received at 9.00am on the next Business Day.

17	GST

17.1	Definitions and interpretation

For the purposes of this clause 17:

(a)	words and phrases which have a defined meaning in the GST Act have the same meaning when used in this clause 17 unless the contrary intention appears; and

(b)	each periodic or progressive component of a supply to which section 156-5(1) of the GST Act applies will be treated as if it were a separate supply.

17.2	GST exclusive

Unless otherwise expressly stated in this document, all consideration to be provided under this document is exclusive of GST.

17.3	Calculation of payments

If an amount payable under this document is to be calculated by reference to the price to be paid or provided for an acquisition then, for the purposes of that calculation, the price is reduced to the extent that an input tax credit is available for the acquisition.

17.4	Payment of GST

(a)	If GST is payable, or notionally payable, on a supply made under or in connection with this document, the party providing the consideration for the supply must pay to the supplier an additional amount equal to the amount of GST payable on that supply (“GST Amount”).

(b)	Subject to the prior receipt of a tax invoice, the GST Amount is payable at the same time as the GST-exclusive consideration for the supply, or the first part of the GST-exclusive consideration for the supply (as the case may be), is payable or is to be provided.

(c)	This clause does not apply to the extent that the consideration for the supply is expressly stated to include GST or the supply is subject to a reverse-charge.

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17.5	Adjustment events

If an adjustment event arises for a supply made under or in connection with this document, the GST Amount (or the GST component of any consideration expressed to be inclusive of GST) must be recalculated to reflect that adjustment, the supplier or the recipient (as the case may be) must make any payments necessary to reflect the adjustment and the supplier must issue an adjustment note.

17.6	Reimbursements

Unless expressly stated otherwise in this document, any payment, reimbursement, indemnity or similar obligation that is required to be made under or in connection with this document which is calculated by reference to an amount paid by another party shall be reduced by the amount of any input tax credits which the other party (or the representative member of any GST group of which the other party is a member) is entitled. If the reduced payment is consideration for a taxable supply, clause 17.4 will apply to the reduced payment.

18	General

18.1	Entire agreement

This document constitutes the entire agreement of the parties about its subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter.

18.2	Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this document expressly states otherwise.

18.3	Failure to exercise rights

Except as otherwise set out in this document, any partial exercise, failure to exercise, or delay in exercising, a right or remedy provided under this document or by law does not operate as a waiver or prevent or restrict any further or other exercise of that or any other right or remedy in accordance with this document.

18.4	No liability for loss

Except as otherwise set out in this document, a party is not liable for loss caused by the exercise or attempted exercise of, failure to exercise, or delay in exercising a right or remedy that is available to it under this document.

18.5	Approvals and consents

By giving its approval or consent a party does not make or give any warranty or representation as to any circumstance relating to the subject matter of the consent or approval.

18.6	Remedies cumulative

The rights and remedies provided in this document are in addition to other rights and remedies given by law independently of this document.

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18.7	Amendment of document

No modification, variation or amendment of this document will be of any force unless such modification, variation or amendment is in writing and has been signed by each of the parties.

18.8	Enurement

Subject to the provisions of this document, this document will be binding upon and enure to the benefit of each party’s respective successors and assigns who become such in accordance with the terms of this document.

18.9	Grantee Encumbrance

The Grantee shall be entitled at any time and from time to time to grant or allow to exist an Encumbrance in respect of its rights under this document (and the Royalty) in favour of its lenders.

18.10	Severance

If the whole or any part of a provision of this document is void, unenforceable or unlawful in a jurisdiction, it is severed for that jurisdiction. The remainder of this document has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this document or is contrary to public policy.

18.11	Rights and obligations are unaffected

Rights given to the parties under this document and the parties’ liabilities under it are not affected by anything which might otherwise affect them by law.

18.12	Variation and waiver

A provision of this document or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

18.13	No merger

The warranties, undertakings and indemnities in this document do not merge on the Effective Date.

18.14	Further steps

Subject to the terms of this document and any other obligation of confidentiality to which a party is bound, each party agrees to do anything (such as obtaining consents, signing and producing documents, producing receipts and getting documents completed and signed), which each other party asks and considers necessary to bind the parties and any other person intended to be bound under this document.

18.15	Indemnities and reimbursement obligations

Any indemnity, reimbursement or similar obligation in this document:

(a)	is a continuing obligation despite the satisfaction of any payment or other obligation in connection with this document, any settlement or any other thing;

(b)	is independent of any other obligations under this document; and

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(c)	continues after this document, or any obligation arising under it, ends.

It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity in connection with this document.

18.16	Prompt performance

Each party agrees to perform its obligations under this document promptly, unless a specific time for performance is expressly stated in this document.

18.17	No undisclosed principals or undisclosed trusts

Except as expressly stated in writing in this document, no person enters into this document as an agent for any other person or as trustee of any trust or on behalf or for the benefit of any other person.

18.18	Costs

Each party will pay its own legal costs in connection with the preparation and execution of this document.

18.19	Stamp duty

(a)	Subject to clause 18.19(c), the Grantor agrees to:

(i)	pay or reimburse all Duty chargeable, payable or assessed as being payable in relation to the execution or performance of this document; and

(ii)	indemnify the Grantee against, and agrees to reimburse and compensate the Grantee for, any liability incurred by the Grantee as a result of the Grantor not complying with clause 18.19(a)(i).

(b)	The Grantor agrees to pay amounts due to the Grantee under this clause within 3 Business Days of demand from the Grantee.

(c)	The Grantee is responsible for and must pay all Duty which may be payable on or in connection with a Transfer of its Transferring Interest to any person other than the Grantor under clause 9.6.

18.20	Construction

No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of, or seeks to rely on, this document or any part of it.

18.21	Inconsistent law

To the extent permitted by law, this document prevails to the extent it is inconsistent with any law.

18.22	Supervening legislation

Any present or future legislation which operates to vary the obligations of a party in connection with this document with the result that another party’s rights, powers or remedies are adversely affected (including, by way of delay or postponement) is excluded except to the extent that its exclusion is prohibited or rendered ineffective by law.

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18.23	No representations or warranties

Each party acknowledges that in entering into this document it has not relied on any representations or warranties about its subject matter except as expressly provided by the written terms of this document.

18.24	Waiver

No waiver by any party of a right or a default under this document or any delay or omission in the exercise of any right, remedy or power constitutes a waiver by such party of any subsequent right power, remedy or default whether of a like nature or otherwise.

18.25	Counterparts

This document may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument and the date on which the last counterpart is executed is the date of the document.

19	Governing law

19.1	Governing law

This document is governed by the law in force in the place specified in the Details.

19.2	Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from those courts. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

19.3	Serving documents

Without preventing any other method of service, any document in an action may be served on a party by being delivered or left at that party’s address for services of notice under clause 16.2.

EXECUTED as a deed

© King & Wood Mallesons	Royalty Deed	45

Royalty Deed

Schedule 1        Tenements

Part A – Mining Tenements

Tenement	Royalty Interest
CML 5	100%
MPL 1093	100%
MPL 1094	100%

Part B – Exploration Tenements

Tenement	Royalty Interest
EL 5693	100%
EL 5983	100%
EL 6223	90%
EL 6907	90%

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Royalty Deed

Schedule 2        Grantor Deed of Covenant

Details

Parties	[Insert details of the Grantor Transferee, [Incoming Guarantor,] Grantor, Guarantor and the Grantee]
Recitals	A The Grantor, the Guarantor and the Grantee are parties to the Royalty Deed.
B Pursuant to the Royalty Deed, the Grantee is entitled to a Royalty.
C The Grantor has agreed to Transfer, and the Grantor Transferee has agreed to take a Transfer of, [insert details of Tenement(s)] (“Transferred Interest”).
D The Grantor Transferee agrees to assume the obligations of the Grantor in respect of the Royalty arising under the Royalty Deed to the extent of the Transferred Interest.

E      The Grantee has agreed to the Transfer of the Transferred Interest from the Grantor to the Grantor Transferee, subject to the Grantor Transferee[, the Incoming Guarantor] and the Guarantor entering into this Deed of Covenant.

F      The [Guarantor or Incoming Guarantor] has agreed to guarantee the obligations of the Grantor Transferee under the Royalty Deed.

Governing law	New South Wales, Australia
Date of document

[Note to template deed of covenant: If the Grantor Transferee is a Related Body Corporate of the Grantor, the references in square brackets to the Incoming Guarantor are to be deleted.]

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Royalty Deed

General terms

1               Meaning

1.1            Defined terms

(a)	These meanings apply unless the contrary intention appears:

(i)	Details means the section of this document headed “Details”;

(ii)	Effective Date means the date of this document; and

(iii)	Royalty Deed means the “Royalty Deed” between [insert name of the Grantor and ACN], [insert name of Guarantor and ACN] and [insert name of Grantee and ACN], as amended and novated from time to time.

(b)	Unless the context otherwise requires, terms defined in the Royalty Deed (other than terms defined in this document) have the same meaning wherever used in this document.

1.2            Interpretation

Clause 1 of the Royalty Deed applies in the interpretation of this document, subject to clause 1.1 of this document.

2	Assumption

(a)	The Grantor Transferee:

(i)	confirms that it has been supplied with a copy of the Royalty Deed; and

(ii)	with effect on and from the Effective Date, covenants with the Grantee to observe and perform the terms of the Royalty Deed to the extent of the Transferred Interest as if it were a party thereto.

(b)	The Grantor Transferee, with effect on and from the Effective Date, covenants with the Grantee to pay the Royalty to the Grantee pursuant to the terms of the Royalty Deed as if the Grantor Transferee were a party thereto.

3	Consent

Each of the Grantor, the Guarantor and the Grantee (as applicable):

(a)	consents to the Transfer of the Transferred Interest from the Grantor to the Grantor Transferee with effect on and from the Effective Date;

(b)	consents to the Grantor Transferee assuming the obligations of the Grantor in accordance with the Royalty Deed to the extent of the Transferred Interest and consents to the Grantor Transferee becoming a party (as the “Grantor”) to the Royalty Deed to the extent of that Transferred Interest; and

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(c)	agrees that the Grantor Transferee will be entitled to exercise all of the rights, privileges and benefits of the Grantor in respect of the Transferred Interest.

4	Royalty Deed effective

The parties agree that, except as provided above, the provisions of the Royalty Deed remain in full force and effect.

5	Guarantee

The [Guarantor or Incoming Guarantor] unconditionally and irrevocably guarantees to the Grantee the Grantor Transferee’s compliance with the Grantor Transferee’s obligations under and in connection with the Royalty Deed, on the terms set out in the Royalty Deed.

6	Further assurances

The Grantor Transferee and the [Guarantor or Incoming Guarantor] must do all acts, matters and things as may be reasonably necessary or expedient to implement and give full effect to the provisions of this document.

7	Notices

For the purposes of the Royalty Deed, the address of:

(a)	the Grantor Transferee to which all notices must be delivered (until substituted in accordance with clause [notices] of the Royalty Deed) is the address set out in the Details or, if the Grantor Transferee has notified otherwise, then marked for attention in the way last notified;

(b)	[the Incoming Guarantor to which all notices must be delivered (until substituted in accordance with clause [notices] of the Royalty Deed) is the address set out in the Details or, if the Incoming Guarantor has notified otherwise, then marked for attention in the way last notified;] and

(c)	each of the Grantor, the Guarantor and the Grantee is the relevant address set out in the Details section of the Royalty Deed or, if it has notified otherwise, then marked for attention in the way last notified.

8	Costs and stamp duty

8.1            Costs

The Grantor Transferee must pay or cause to be paid all costs of each other party arising out of the negotiation, preparation and execution of this document.

8.2            Stamp duty

As between the parties, all Duty which may be payable on or in connection with this document, any instrument executed under this document, and in respect of a transaction evidenced by the agreement must be borne by the [Grantor or Grantor Transferee]. The [Grantor or Grantor Transferee] must indemnify the other parties to this document on demand against any liability for that Duty.

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9	Governing law

9.1            Governing law

This document is governed by the law in force in the place stated in the Details.

9.2            Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

10	Counterparts

This document may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument and the date on which the last counterpart is executed is the date of the document.

EXECUTED as a deed

© King & Wood Mallesons	Royalty Deed	50

Royalty Deed

Schedule 3        Grantee Deed of Covenant

Details

Parties	[Insert details of the Grantee Transferee, Grantor, Guarantor and the Grantee]
Recitals	A The Grantor, the Guarantor and the Grantee are parties to the Royalty Deed.
B Pursuant to the Royalty Deed, the Grantee is entitled to a Royalty.
C The Grantee has agreed to Transfer, and the Grantee Transferee has agreed to take a Transfer of, [insert extent of interest being transferred] of the Grantee’s rights and obligations under the Royalty Deed and the Security (“Transferred Interest”).
D The Grantee Transferee agrees to assume the obligations of the Grantee under the Royalty Deed and the Security to the extent of the Transferred Interest.

E      The Grantor has agreed to the Transfer of the Transferred Interest from the Grantee to the Grantee Transferee, subject to the Grantee Transferee entering into this Deed of Covenant.

F      The Guarantor has agreed to guarantee to the Grantee Transferee the obligations of the Grantor under the Royalty Deed.

Governing law	New South Wales, Australia
Date of document

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General terms

1	Meaning

1.1            Defined terms

(a)	These meanings apply unless the contrary intention appears:

(i)	Details means the section of this document headed “Details”;

(ii)	Effective Date means the date of this document; and

(iii)	Royalty Deed means the “Royalty Deed” between [insert name of the Grantor and ACN], [insert name of Guarantor and ACN] and [insert name of Grantee and ACN], as amended and novated from time to time.

(b)	Unless the context otherwise requires, terms defined in the Royalty Deed (other than terms defined in this document) have the same meaning wherever used in this document.

1.2            Interpretation

Clause 1 of the Royalty Deed applies in the interpretation of this document, subject to clause 1.1 of this document.

2	Assumption

The Grantee Transferee:

(a)	confirms that it has been supplied with a copy of the Royalty Deed; and

(b)	with effect on and from the Effective Date, covenants with the Grantor to observe and perform the terms of the Royalty Deed to the extent of the Transferred Interest as if it were a party thereto.

3	Consent

Each of the Grantor, the Guarantor and the Grantee (as applicable):

(a)	consents to the Transfer of the Transferred Interest from the Grantee to the Grantee Transferee with effect on and from the Effective Date;

(b)	consents to the Grantee Transferee assuming the obligations of the Grantee in accordance with the Royalty Deed to the extent of the Transferred Interest and consents to the Grantee Transferee becoming a party (as the “Grantee”) to the Royalty Deed to the extent of that Transferred Interest; and

(c)	agrees that the Grantee Transferee will be entitled to exercise all of the rights, privileges and benefits of the Grantee in respect of the Transferred Interest.

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4	Royalty Deed effective

The parties agree that, except as provided above, the provisions of the Royalty Deed remain in full force and effect.

5	Guarantee

The Guarantor unconditionally and irrevocably guarantees to the Grantee Transferee the Grantor’s compliance with the Grantor’s obligations under and in connection with the Royalty Deed, on the terms set out in the Royalty Deed.

6	Further assurances

The Grantee Transferee must do all acts, matters and things as may be reasonably necessary or expedient to implement and give full effect to the provisions of this document.

7	Notices

For the purposes of the Royalty Deed, the address of:

(a)	the Grantee Transferee to which all notices must be delivered (until substituted in accordance with clause [notices] of the Royalty Deed) is the address set out in the Details or, if the Grantee Transferee has notified otherwise, then marked for attention in the way last notified; and

(b)	each of the Grantor, the Guarantor and the Grantee is the relevant address set out in the Details section of the Royalty Deed or, if it has notified otherwise, then marked for attention in the way last notified.

8	Costs and stamp duty

8.1	Costs

The Grantee Transferee must pay or cause to be paid all costs of each other party arising out of the negotiation, preparation and execution of this document.

8.2	Stamp duty

As between the parties, all Duty which may be payable on or in connection with this document, any instrument executed under this document, and in respect of a transaction evidenced by the agreement must be borne by the [Grantee or Grantee Transferee]. The [Grantee or Grantee Transferee] must indemnify the other parties to this document on demand against any liability for that Duty.

9	Governing law

9.1	Governing law

This document is governed by the law in force in the place stated in the Details.

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9.2            Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the place specified in the Details and courts of appeal from them. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

10	Counterparts

This document may be executed in counterparts. All counterparts when taken together are to be taken to constitute one instrument and the date on which the last counterpart is executed is the date of the document.

EXECUTED as a deed

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Signing page

DATED:/s/ 16 June 2023

EXECUTED by Cobar Management Pty. Limited (ACN 083 171 546) in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	)
)
)

)
/s/ Peter Kalkandis	)
Signature of director	)	/s/ Nicholas Talintyre
	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
Peter Kalkandis	)
Name of director (block letters)
Nicholas Talintyre
Name of director/company secretary*
(block letters)
*delete whichever is not applicable

EXECUTED by Glencore Operations Australia Pty LIMITED (ACN 128 118 140) in accordance with section 127(1) of the Corporations Act 2001 (Cth) by authority of its directors:	)
)
)

)
/s/ Jay Fraser Jools	)	/s/ Nicholas Talintyre
Signature of director	)	Signature of director/company secretary*
	)	*delete whichever is not applicable
Jay Fraser Jools	)
Name of director (block letters))		Nicholas Taintyre
	)	Name of director/company secretary*
	)	(block letters)
*delete whichever is not applicable

[Signing Page to Cobar Royalty Deed]

SIGNED, SEALED AND DELIVERED by Metals Acquisition Limited in the presence of:	) ) ) ) )
/s/ Slobodan Vujcic	)
Signature of witness	)	/s/ Michael James McMullen
	)	Signature of authorised signatory
Slobodan Vujcic
Name of witness (Block Letters)		Michael James McMullen
Name of authorised signatory (Block Letters)

[Signing Page to Cobar Royalty Deed]